Exhibit 3

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)
British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

			FOR QUARTER ENDED			DATE OF REPORT
			Y	M	D	Y	M	D
ISSUER DETAILS NAME OF ISSUER
UNILENS VISION INC.			03	03	31	03	05	29

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.
MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“William D. Baxter”	William D. Baxter	03	05	29

		DATE SIGNED
DIRECTOR’S SIGNATURE	PRINT FULL NAME	Y	M	D
“Alfred W. Vitale”	Alfred W. Vitale	03	05	29

UNILENS VISION INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Prepared by Management)

MARCH 31, 2003

(expressed in U.S. dollars)

	March 31, 2003	June 30, 2002
ASSETS
CURRENT
Cash	$89,489	$380,348
Accounts receivable	520,550	486,942
Inventories	767,111	537,880
Prepaid expenses	3,954	14,395

	1,381,104	1,419,565
CAPITAL ASSETS	102,737	128,920
OTHER ASSETS	145,265	212,394

	$1,629,106	$1,760,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$586,847	$621,417
Current portion of long-term debt	4,090,121	3,641,157

	4,676,968	4,262,574
LONG-TERM DEBT	834,454	1,185,081

	5,511,422	5,447,655

SHAREHOLDERS’ EQUITY
Share capital	27,367,615	27,367,615
Cumulative translation adjustment	3,786	8,694
Deficit	(31,253,717)	(31,063,085)

	(3,882,316)	(3,686,776)

	$1,629,106	$1,760,879

Approved by the Directors:

Director: signed	“Alfred W. Vitale”

Director: signed	“William D. Baxter”

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2003

(expressed in U.S. dollars)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002	Nine Months Ended March 31, 2003	Nine Months Ended March 31, 2002
INCOME
Sales	$840,866	$795,709	$2,372,632	$2,493,299
Cost of sales	508,600	519,164	1,459,991	1,592,718

	332,266	276,545	912,641	900,581

EXPENSES
Sales and marketing	148,418	159,205	500,865	506,124
Administration	144,024	132,070	429,467	433,087
Research and development	13,432	17,261	47,891	53,137
Interest on long-term debt	27,227	56,277	129,932	159,298

	333,101	364,813	1,108,155	1,151,646

Loss from operations	(835)	(88,268)	(195,414)	(251,065)
Other income - net	1,818	261	4,882	1,685

Income (loss) for the period	983	(88,007)	(190,632)	(249,380)
Deficit, beginning of period	(31,254,700)	(30,995,785)	(31,063,085)	(30,834,412)

Deficit, end of period	$(31,253,717)	$(31,083,792)	$(31,253,717)	$(31,083,792)

Income (loss) per share	$0.00	$(0.02)	$(0.05)	$(0.07)

Weighted average shares outstanding	3,838,815	3,838,815	3,838,815	3,838,815

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2003

(expressed in U.S. dollars)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002	Nine Months Ended March 31, 2003	Nine Months Ended March 31, 2002
CASH PROVIDED (USED) BY:
OPERATING ACTIVITIES
Income (loss) for the period	$983	$(88,007)	$(190,632)	$(249,380)
Adjustments to reconcile to net cash provided (used) by operating activities:
Amortization	27,743	66,546	91,464	139,577
Amortization of discount on long-term debt	16,791	48,955	98,337	130,501

	45,517	27,494	(831)	20,698
Net change in non-cash working capital items:	(114,268)	(41,281)	(270,992)	18,677

	(68,751)	(13,787)	(271,823)	39,375

INVESTING ACTIVITY
Purchase of capital and other assets	(3,205)	(5,423)	(19,027)	(21,264)

INCREASE (DECREASE) IN CASH	(71,956)	(19,210)	(290,850)	18,111
Effect of exchange rate changes on cash	(49)	441	(9)	(1,582)
CASH, BEGINNING OF PERIOD	161,494	399,077	380,348	363,779

CASH, END OF PERIOD	$89,489	$380,308	$89,489	$380,308

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$7,322	$—	$28,798

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

MARCH 31, 2003

(expressed in U. S. dollars)

The accompanying financial statements for the interim period ended March 31, 2003 are prepared on the basis of accounting principles generally accepted in Canada, conform in all material respects with accounting principals generally accepted in the United States and are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the financial position, operations, and changes in financial results of the interim period presented. The financial statements for the interim period are not necessarily indicative of the results to be expected for the full year. The financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters which would be included in full year financial statements, and therefore should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2002 and schedules B and C of the Company’s quarterly report on BC Form 51-901F for the period.

1.	SHARE CAPITAL

	Nine Months Ended March 31, 2003		Nine Months Ended March 31, 2002
	Number of shares	Amount	Number of shares	Amount
Common shares issued and outstanding
Balance, beginning and end of period	3,838,815	$27,367,615	3,838,815	$27,367,615

Incentive Stock Options and Warrants

The following table describes the number of shares, exercise price, and expiry dates of the share purchase options and share purchase warrants that were outstanding at March 31, 2003:

	Number of Shares	Exercise Price		Expiry Date
Options	190,000 30,000 50,000 80,000	$	Cdn. 0.25 Cdn. 0.25 Cdn. 0.25 Cdn. 0.25	May 6, 2006 August 23, 2005 October 12, 2006 Nov. 18, 2007
Warrants	Nil

2.	CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002	Nine Months Ended March 31, 2003	Nine Months Ended March 31, 2002
Net change in non- cash working capital items:
Accounts receivable	$(70,772)	$(14,087)	$(30,863)	$34,955
Inventories	(20,626)	(58,462)	(229,231)	(24,032)
Other assets	11,468	15,159	23,673	42,894
Accounts payable	(34,338)	16,109	(34,571)	(35,140)

	$(114,268)	$(41,281)	$(270,992)	$18,677

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

MARCH 31, 2003

(expressed in U. S. dollars)

3.	LONG-TERM DEBT

During 1989, the Company acquired substantially all of the assets that comprise its business through an Asset Purchase Agreement. The purchase price for the business and its assets was $6,000,000 to be paid with $500,000 down and $250,000 per year, increasing at a rate of five percent per year. The Company recorded the assets and the obligation net of imputed interest. The Company defaulted on the obligation in 1992 and 1993 and, as a result of pending litigation, the Company entered into a Settlement and Forbearance Agreement with its creditor, Competitive Technologies, Inc. This agreement established a payment schedule to cure the delinquent payments; however, it stipulated that in the event of default by the Company, all amounts owed through date of default would be due in accordance with the original debt agreement. Although the Company made certain of the payments required by the Settlement and Forbearance Agreement, it subsequently continued to default on the loan and during 1994 began negotiations with Competitive Technologies, Inc. for relief with respect to the debt. Negotiations ceased during 1996 and no demand for payment has been made since then. The note is reflected on the consolidated balance sheets at its gross amount of $4,711,875, less unamortized discounts of $237,300, even though management of the Company believes the note as recorded will not be paid.

Also included in the current portion of long-term debt is $450,000 in connection with a non-revolving term note, payable to a related financial institution, which was due January 31, 1995. The note is collateralized by the assets of the Company.

4.	COMPARATIVE FIGURES

Certain of the prior period comparative figures have been reclassified to conform with the presentation adopted for the current period.

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

ISSUER DETAILS			FOR QUARTER ENDED			DATE OF REPORT
NAME OF ISSUER			Y	M	D	Y	M	D
UNILENS VISION INC.			03	03	31	03	05	29

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.
MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE		PRINT FULL NAME				DATE SIGNED
						Y	M	D
“William D. Baxter”		William D. Baxter				03	05	29

DIRECTOR’S SIGNATURE		PRINT FULL NAME				DATE SIGNED
						Y	M	D
“Alfred W. Vitale”		Alfred W. Vitale				03	05	29

UNILENS VISION INC.

SCHEDULES “B” AND “C”

MARCH 31, 2003

(Expressed in U. S. Dollars)

SUPPLEMENTARY INFORMATION - SCHEDULE B

1.	Analysis of expenses and deferred costs:

a)	Deferred costs:

No deferred costs were recorded during the nine months ended March 31, 2003.

Other assets as at March 31, 2003:

Patents and trademarks	$91,165
Spare parts and tools	44,965
Other	9,135

$145,265

b)	General administrative expenses and cost of sales:

General and Administrative Expense:

Administration, sales and marketing expenses for the nine months ended March 31, 2003 were:

	Sales and Marketing	Administration
Consulting fees	$80,191	$83,439
Bad debts	—	19,800
Depreciation and amortization	488	54,502
License, taxes and regulatory fees	—	41,800
Office, insurance and supplies	15,915	152,423
Professional fees	—	26,447
Promotion and advertising	144,433	—
Rental and utilities	1,046	227,670
Travel and entertainment	23,728	15,066
Wages and benefits	120,215	221,351
Allocated expenses	114,849	(413,031)

	$500,865	$429,467

Cost of Sales:

Cost of Sales for the nine months ended March 31, 2003 were:

Payroll and Benefits	$584,938
Raw materials and Supplies	457,790
Allocations and Other Expenses	417,263

$1,459,991

2.	Related party transactions:

During the nine months ended March 31, 2003 the Company incurred $3,121 (2002 - $1,476) in fees to an officer and paid or accrued interest of $31,500 to a related financial institution.

UNILENS VISION INC.

SCHEDULES “B” AND “C”

MARCH 31, 2003

(Expressed in U. S. Dollars)

3.	Summary of securities issued and options granted during the nine month period ended March 31, 2003:

a)	Securities issued: None

b)	Options granted:

Name	Grant Date	Expiry Date	Number of Shares	Exercise Price
Alfred W. Vitale	Nov 18, 2002	Nov 18, 2007	25,000	$0.25 Cdn.
Michael Pecora	Nov 18, 2002	Nov 18, 2007	20,000	$0.25 Cdn.
Adrian Lupien	Nov 18, 2002	Nov 18, 2007	20,000	$0.25 Cdn.
Charlotte Couecou	Nov 18, 2002	Nov 18, 2007	15,000	$0.25 Cdn.

4.	Summary of securities as at March 31, 2003:

a)	Authorized capital as at March 31, 2003:

b)	Issued and outstanding share capital as at March 31, 2003:

c)	Options, warrants and convertible securities as at March 31, 2003:

d)	Shares in escrow or subject to pooling as at March 31, 2003:

For all of the above please see Note 1 to the consolidated financial statements for the nine months ended March 31, 2003.

5.	Directors and officers as at the date of this report:

Alfred W. Vitale, President and Director

Nick Bennett, Director

William D, Baxter, Director

William S. Harper, Secretary

MANAGEMENT DISCUSSION – SCHEDULE C

Description of business

The business of the Company is to develop and sell optical products using proprietary design and manufacturing technology. The Company’s products are being sold through a network of distributors and direct sales representatives. The Company has incurred substantial operating losses since inception and has an accumulated deficit ($31,255,718). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the nine months ended March 31, 2003 the Company launched a new frequent replacement soft multifocal contact lens sold under the brand name “C-Vue” which now accounts for a significant portion of the Company’s business. The Company expects the sales of the C-Vue brand will make up an increasing percentage of its future sales. The C-Vue brand is sold to eye care professionals in the United States and field reports on the performance of the C•Vue multifocal have been favourable. During the fiscal year ended June 30, 2002, Bausch & Lomb licensed the exclusive worldwide rights to the Company’s patented multi-focal soft contact lens design. Under the terms of the agreement, Bausch & Lomb developed, manufactures, and markets a cast-molded multi-focal soft contact lens using the Company’s technology. For this, Bausch & Lomb is obligated to pay the Company on a quarterly basis a royalty ranging from two to five percent of the product’s worldwide net sales.

UNILENS VISION INC.

SCHEDULES “B” AND “C”

MARCH 31, 2003

(Expressed in U. S. Dollars)

Operations and financial condition

During the nine months ended March 31, 2003 (the “Current Period”) the Company incurred a loss of $190,632 compared to a loss of $249,380 for the nine month period ended March 31, 2002 (the “Prior Period”). The decrease in loss during the Current Period of $58,748, as compared to the loss in the Prior Period, was due to a $43,491 decrease in expenses and a $12,641 increase in gross margin. Net revenue during the Current Period of $2,372,632 decreased by $120,667 (4.8%), as compared to the net revenue of $2,493,299 for the Prior Period, primarily due to a decline in the Company’s soft lathe-cut product lines which was partially offset by the sales of the C-Vue lens coupled with $121,400 in royalty income during the Current Period as a result of the Bausch and Lomb license agreement referred to above. During the Prior period the Company did not earn any royalty income. The increase in gross margin to 38.5% in the Current Period compared to 36.1% for the Prior Period was primarily due to the royalty income earned in the Current Period.

The decrease in expenses was principally due to a $29,366 decrease in interest expense during the Current Period, as compared to the Prior Period, due to decreasing amortizations on long term debt. Research and Development expenses decreased by $5,246 during the Current Period, as compared to the Prior Period, primarily due to decreased salary costs associated with a recent realignment of personnel. Sales and marketing expenses and administration expenses were comparable during the Current and Prior Periods.

The Company used its cash balance at the beginning of the Current Period to fund its operations and its investing activities. The Company’s cash used for operating activities of $271,823 during the Current Period was primarily used for an increase in inventories of $229,231 and an increase in accounts receivable of $30,863. Both of these increases resulted from the launching of the C-Vue lens in September 2002. In addition, the Company used cash of $19,027 for purchase of capital additions. There were no financing activities during the Current Period.

During 1994 the Company defaulted on its long-term debt obligation owing to Competitive Technologies, Inc. (“Competitive’). Negotiations with Competitive for relief of the Company’s debt began in mid 1994 and ceased in 1996. Since 1996, no demand for payment has been received from Competitive, nor has Competitive instituted or threatened any collection, legal, or other action against the Company. The debt is reflected on the Company’s consolidated balance sheet at its gross amount of $4,711,875 less the unamortized discount of $237,300, even though the Company believes the note will not be paid as recorded. In addition to this note payable, the Company has a debt payable to a related party in the amount of $450,000 that is past due. No payment has been made by the Company on the past due amount nor has the related party instituted or threatened any collection, legal, or other action against the Company.

Liquidity and solvency

The Company has a working capital deficiency of $3,295,864. The Company estimates that it may require additional financing in order to meet its commitments during the current fiscal year and beyond. However, there can be no assurance that the Company will be able to make any such arrangements or that the terms of any arrangements it is able to make will be favourable to the Company. If the Company is unable to obtain adequate funding to meet its commitments, the Company may be required to severely curtail or even cease its activities. Should future events place the Company in this position, there can be no assurance that the Company will be able to continue to operate or to meet its ongoing obligations.

Other

Investor relations are done internally and consist of responding to inquiries from potential investors and stockholders as well as the dissemination of Company news and information.